Exhibit 5.1

[K&L Gates LLP letterhead]

September 2, 2009

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, CA 92612

Re: Registration of Shares on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of 799,518 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), reserved for future issuance under the Company’s 2001 Stock Option, Deferred Stock and Restricted Stock Plan, as amended (the “2001 Stock Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matter set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the Plan documents and all amendments thereto, the Registration Statement, the Company’s Articles of Incorporation, as amended or supplemented, Bylaws, as amended, and the corporate actions of the Company that provide for the adoption and subsequent amendments of the 2001 Stock Plan and the reservation of the Shares by the Company to be issued upon the exercise of options and other awards granted thereunder and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company in rendering our opinion. We have not independently established any of the facts so relied on.  We have also assumed that all of the Shares eligible for issuance under the 2001 Stock Plan following the date hereof will be issued for not less than par value.

In rendering our opinion, we also have made assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have not verified any of those assumptions.

Our opinion set forth below is limited to the provisions of the Maryland General Corporation Law, including the applicable provisions of the Maryland Constitution and reported judicial decisions interpreting those laws.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The opinion set forth below is rendered as of the date of this letter.  We assume no obligation to update or supplement our opinion to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the 2001 Stock Plan and the respective agreements applicable to the options and awards granted thereunder and the Registration Statement, will be validly issued, fully paid, and nonassessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement.  You may not rely on this opinion letter in any other connection, and it may not be furnished or relied upon by any other person for any purpose, without our specific prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP